FIRST AMENDMENT TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Effective Date: As of May 21, 2007

Execution Date: May 21, 2007

THIS FIRST AMENDMENT (this “Amendment”) is made to the February 20, 2007, Third Amended and Restated Credit Agreement (the “Credit Agreement”) by and between:

WHITEHALL JEWELLERS, INC. (the “Borrower”), a Delaware corporation having its principal place of business at 125 South Wacker, #2600, Chicago, Illinois 60606;

the lending institutions signatory hereto (collectively, the “Lenders”);

LASALLE BANK NATIONAL ASSOCIATION (“LaSalle”), as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Agents (as hereinafter defined) and the Lenders; and

BANK OF AMERICA, N. A. and WELLS FARGO RETAIL FINANCE, LLC, as co-managing agents (collectively, in such capacity, the “Managing Agents” and together with the Lenders and Agents, the “Credit Parties”).

In consideration of the mutual covenants contained herein and benefits to be derived herefrom.

BACKGROUND:

A.           The Borrower has requested that the Credit Agreement be amended so as to permit Borrower to, among other things, borrow up to $35,000,000 in term loans, secured by all of Borrower’s assets, and use the proceeds thereof to repay certain subordinated indebtedness and for working capital.

B.            The Borrower has further advised the Credit Parties that the term loan obligations will also be secured by a letter of credit issued for the account of PWJ Lending LLC (the “Account Party”), and that as a condition to it causing such letter of credit to be issued, the Account Party has required that the Borrower agree to reimburse it for any draws under the letter of credit. The Borrower has requested that the Credit Agreement be amended so as to permit it to, among other things, agree to so reimburse the Account Party.

C.           The Credit Parties are willing to agree to foregoing, but only upon the terms and conditions set forth in this Amendment.

ACCORDINGLY, IT IS HEREBY AGREED, AS FOLLOWS:

SECTION 2.      AMENDMENTS

2.1          The following definitions are hereby added to Article I in the proper alphabetical order:

“Senior Term Loan Agreement” means the Term Loan and Security Agreement dated as of May 21, 2007 between and among Borrower, LaSalle as administrative and collateral agent, the term loan lenders party thereto from time to time and certain other parties thereto, as amended, modified, supplemented, restated or replaced from time to time.

“Term Loan Administrative Agent” means the administrative agent under the Senior Term Loan Agreement.

“Term Loan Letter of Credit” means the standby letter of credit issued by LaSalle Bank National Association for the benefit of, and the original of which has been delivered to, the Term Loan Administrative Agent for the benefit of the “Credit Parties” under the Senior Term Loan Agreement.

“Term Loan Letter of Credit Reimbursement Agreement” means the Reimbursement Agreement dated as of May 21, 2007 between the Borrower and PWJ Lending LLC, a Delaware limited liability company.

2.2          In the definition of Applicable Margin in Article I, the phrase “or Indebtedness pursuant to the Senior Term Loan Agreement” shall be added immediately after the parenthetical in clause (b) thereof.

2.3          The definition “Intercreditor Agreement” in Article I shall be deleted in its entirety and the following shall be substituted therefor:

“Intercreditor Agreement” means the Third Amended and Restated Intercreditor and Lien Subordination Agreement date as of May 21, 2007 between and among the Administrative Agent and Collateral Agent, the Term Loan Administrative Agent, PWJ Lending LLC in its individual capacity under the Term Loan Letter of Credit Reimbursement Agreement; PWJ Lending LLC, as agent under the Subordinate Facility, and the Borrower

2.4          In the definition of Permitted Encumbrances in Article I, clause “(o)” shall be deleted in its entirety and shall be the following:

“(o)        liens in connection with and to secure Indebtedness pursuant to (i) the Subordinate Facility; (ii) the Senior Term Loan Agreement and (iii) the Term Loan Letter of Credit Reimbursement Agreement.”

2.5          In the definition of Permitted Indebtedness in Article I, clause “(j)” shall be deleted in its entirety and shall be replaced by clause “(j)” set forth below:

“(j)          Subordinated Indebtedness the proceeds of which are used to prepay Indebtedness under the Subordinate Facility as permitted under the Intercreditor Agreement, and Indebtedness under the Senior Term Loan Agreement;”

2.6          In the definition of Permitted Indebtedness in Article I, the “and” shall be deleted at the end of clause (n), the “.” shall be deleted at the end of clause (o) and shall replaced by “ and”, and the following shall be added after clause (o):

“(p) Indebtedness pursuant to the Senior Term Loan Agreement; and

(q) Indebtedness pursuant to the Term Loan Letter of Credit Reimbursement Agreement.”

2.7          In the definition of Prepayment Event in Article I, clauses “(c)” and “(d)” shall be deleted in their entirety and shall be replaced by the following:

“(c)                The issuance by a Loan Party of any Equity Interests, other than any such issuance of Equity Interests (i) to a Loan Party, (ii) as otherwise specifically provided in this Agreement or (iii) the proceeds of which are used to prepay Indebtedness under the Subordinate Facility in accordance with the Intercreditor Agreement, or which are used to prepay Indebtedness under the Senior Term Loan Agreement;

(d)           The incurrence by a Loan Party of any Indebtedness for borrowed money other than Permitted Indebtedness (including, without limitation, Subordinated Indebtedness the proceeds of which are used to prepay Indebtedness under the Subordinate Facility in accordance with the Intercreditor Agreement or which are used to prepay Indebtedness under the Senior Term Loan Agreement;); or”

2.8          The first sentence of Section 2.02(e) shall be deleted in its entirety and the following shall be substituted therefor:

“The Administrative Agent, without the request of the Borrower, may advance any interest, fee, service charge, Credit Party Expense, or other amount then due and payable to any Credit Party from the Loan Parties pursuant hereto or any other Loan Document, or any amounts due and owing pursuant to the Senior Term Loan Agreement which are not paid by a draw under Term Loan Letter of Credit, and may charge the same to the Loan Account notwithstanding that an Overadvance may result thereby.”

2.9          Section 7.06(e) shall be deleted in its entirety and the following shall be substituted therefor:

“(e)         the Loan Parties may issue and sell Equity Interests, and make Permitted Restricted Subordinated Debt Payments or payments and prepayments of Indebtedness under the Senior Term Loan Agreement, with the Equity Proceeds thereof, or with the proceeds of Subordinated Indebtedness or with the proceeds of Indebtedness incurred under the Senior Term Loan Agreement, as the case may be; and”

2.10        Section 7.07(b) shall be deleted in its entirety and the following shall be substituted therefor:

“(b)(i) Permitted Restricted Subordinated Debt Payments and (ii) payments and prepayments of Indebtedness under the Senior Term Loan Agreement to the extent permitted under Section 7.06(e).”

2.11        In Section 7.10, the phrase “or the Senior Term Loan Agreement” shall be added at the end of the parenthetical.

2.12        In Section 8.01(e), the phrase “, under the Senior Term Loan Agreement, under the Term Loan Letter of Credit Reimbursement Agreement, and” shall be added immediately after the phrase “under the Subordinate Facility”.

2.13        In Section 8.01, clauses (q) and (r) shall each be deleted in their entirety and the following shall be substituted therefor:

“(q) Intentionally Omitted; or

(r) Intentionally Omitted; or”

SECTION 3.      PRECONDITIONS TO EFFECTIVENESS:

The effectiveness of this Amendment is expressly conditioned upon the following:

3.1          Receipt by the Credit Parties of a fully executed copy of this Amendment.

3.2          Receipt by the Credit Parties of reimbursement from the Borrower for all reasonable costs, expenses, and legal fees incurred in connection with the negotiation and preparation of this Amendment and all documents, instruments, and agreements incidental hereto. The Administrative Agent is hereby authorized to make an advance under the Loan to fund that reimbursement.

SECTION 4.       RATIFICATION; WAIVER OF CLAIMS:

4.1          Except as provided herein, all terms and conditions of the Credit Agreement and of the other Loan Documents shall remain in full force and effect. The Borrower hereby ratifies, confirms, and re-affirms all terms and provisions of the Loan Documents.

4.2          The Borrower hereby acknowledges and agrees that there is no basis nor set of facts on which any amount (or any portion thereof) owed by the Borrower under the Credit Agreement could be reduced, offset, waived, or forgiven, by rescission or otherwise; nor is there any claim, counterclaim, offset, or defense (or other right, remedy, or basis having a similar effect) available to the Borrower with regard thereto; nor is there any basis on which the terms and conditions of any of the Obligations could be claimed to be other than as stated on the written instruments which evidence such Obligations.

4.3          The Borrower hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against any Credit Party, or its parent, affiliates, predecessors, successors, or assigns, or its officers, directors, employees, attorneys, or representatives, with respect to the Obligations, or otherwise, and that if the Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against any Credit Party, or its parent, affiliates, predecessors, successors, or assigns, or its officers, directors, employees, attorneys, or representatives, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Amendment, all of them are hereby expressly WAIVED, and the Borrower hereby RELEASES each Credit Party and its officers, directors, employees, attorneys, representatives, affiliates, predecessors, successors, and assigns from any liability therefor.

SECTION 5.      REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE BORROWER:

5.1          In order to induce the Credit Parties to enter into this Amendment, the Borrower hereby represents and warrants to the Credit Parties that no Event of Default exists, or solely with the passage of time or notice, would exist under the Loan Documents.

SECTION 6.       MISCELLANEOUS:

6.1          Capitalized terms used in this Amendment which are defined in the Credit Agreement are used as so defined.

6.2          This Amendment may be executed in counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement

6.3          This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

6.4          Any determination that any provision of this Amendment or any application hereof is invalid, illegal, or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Amendment.

6.5          The Borrower shall execute and deliver to the Credit Parties whatever additional documents, instruments, and agreements that the Administrative Agent may require in order to give effect to, and implement the terms and conditions of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER

WHITEHALL JEWELLERS, INC.

By:	/s/ Edward Dayoob
Name:	Edward Dayoob
Title:	CEO & President

LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent and as Collateral Agent

By:	/s/ Jeff Ryan
Name:	Jeff Ryan
Title:	VP

LASALLE BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jeff Ryan
Name:	Jeff Ryan
Title:	VP

LASALLE BANK NATIONAL ASSOCIATION, as L/C Issuer

By:	/s/ Jeff Ryan
Name:	Jeff Ryan
Title:	VP

WELLS FARGO RETAIL FINANCE, LLC, as a Lender

By:	/s/ Didi Do
Name:	Didi Do
Title:	AVP

WELLS FARGO RETAIL FINANCE, LLC, as a Managing Agent

By:	/s/ Didi Do
Name:	Didi Do
Title:	AVP

GMAC COMMERCIAL FINANCE LLC, as a Lender

By:	/s/ Michael Malcangi
Name:	Michael Malcangi
Title:	Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Mark D. Twomey
Name:	Mark D. Twomey
Title:	VP

BANK OF AMERICA, N.A., as a Managing Agent

By:	/s/ Mark D. Twomey
Name:	Mark D. Twomey
Title:	VP